Exhibit 32.1

CERTIFICATION

In connection with the Quarterly Report of Costco Wholesale Corporation (the “Company”) on Form 10-Q for the quarter ending May 10, 2009 (the “Report”), I, James D. Sinegal, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JAMES D. SINEGAL	Date: June 12, 2009
James D. Sinegal President, Chief Executive Officer

A signed original of this written statement has been provided to and will be retained by Costco Wholesale Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

CERTIFICATION

In connection with the Quarterly Report of Costco Wholesale Corporation (the “Company”) on Form 10-Q for the quarter ending May 10, 2009 (the “Report”), I, Richard A. Galanti, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ RICHARD A. GALANTI	Date: June 12, 2009
Richard A. Galanti Executive Vice President, Chief Financial Officer

A signed original of this written statement has been provided to and will be retained by Costco Wholesale Corporation and furnished to the Securities and Exchange Commission or its staff upon request.